Exhibit 5

                                                            December 18, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re:     Netsmart Technologies, Inc.
                     Registration Statement on Form S-8
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Gentlemen:

             Reference is made to the filing by Netsmart Technologies, Inc. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 370,000 shares of the Corporation's Common Stock, $.01 par value per share, in connection with the issuance of awards under the 2001 Long Term Incentive Plan, as amended.

             As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the forms of option agreement and such other documents as we have deemed necessary or relevant under the circumstances.

             Based upon our examination, we are of the opinion that:

        1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

        2. There have been reserved for issuance by the Board of Directors of the Corporation an additional 370,000 shares of its Common Stock, $.01 par value per share for issuance under the 2001 Long Term Incentive Plan. The shares of the Corporation's Common Stock, when issued under the 2001 Long Term Incentive Plan, including pursuant to the exercise of options granted thereunder, will be validly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Kramer, Coleman, Wactlar & Lieberman, P.C.
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                                  KRAMER, COLEMAN, WACTLAR &
                                   LIEBERMAN, P.C.